Exhibit 10.1
NII HOLDINGS, INC.
Restricted Stock Award Agreement
(Executives)
     THIS AGREEMENT, dated as of the ___day of _______, ___, between NII Holdings, Inc., a Delaware corporation (the “Company”), and                                          (“Participant”), is made pursuant to and subject to the provisions of the NII Holdings, Inc. 2004 Incentive Compensation Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meaning given them in the Plan.
     1. Award of Stock. Pursuant to the Plan, the Company, on                      (the “Award Date”), awarded Participant                                          shares of Common Stock (“Restricted Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.
     2. Restrictions. Except as provided in this Agreement, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.
     3. Vesting. Subject to paragraph 5 below, Participant’s interest in the shares of Restricted Stock shall be transferable and nonforfeitable (“Vested”) as follows: Thirty three and one third percent (33 1/3%) of the shares of Restricted Stock shall become Vested as of the first anniversary of the Award Date, an additional thirty three and one third percent (33 1/3%) of the shares of Restricted Stock shall become Vested as of the second anniversary of the Award Date, and the remaining thirty three and one third percent (33 1/3%) of the shares of Restricted Stock shall become Vested as of the third anniversary of the Award Date. Any shares that have not previously become Vested or forfeited, shall become Vested as of the date of a Change in Control in accordance with Plan section 8.04.
     4. Death or Disability. Paragraph 3 to the contrary notwithstanding, if Participant dies or becomes permanently and totally disabled within the meaning of section 22(e)(3) of the Internal Revenue Code (“Disabled”), prior to the forfeiture of the shares of Restricted Stock under Paragraph 5, all shares of Restricted Stock that are not then Vested shall become Vested as of the date of Participant’s death or his becoming Disabled.
     5. Forfeiture. All shares of Restricted Stock that are not then Vested shall be forfeited if Participant’s employment with the Company or an Affiliate terminates prior to the date such shares become Vested in accordance with paragraphs 3 and 4 above or in the event the Administrator makes a final determination that Participant has breached the provisions of Paragraph 13.

     6. Custody of Certificates. Custody of stock certificates evidencing the Restricted Stock shall be retained by the Company so long as the Restricted Stock is not Vested. The Company shall deliver to Participant the stock certificates evidencing the Common Stock as soon as practicable after the Restricted Stock becomes Vested.
     7. Stock Power. Participant shall deliver to the Company a stock power, endorsed in blank, with respect to the Restricted Stock. The Company shall use the stock power to cancel any shares of Restricted Stock that do not become Vested. The Company shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested.
     8. Shareholder Rights. Participant will have the right to receive dividends on and to vote the Restricted Stock.
     9. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.
     10. Withholding Taxes. If the Company shall be required to withhold any United States federal, state, local or foreign income, social or other tax in connection with the Vesting of the Award, Participant shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof.
     11. No Right to Continued Employment. This Agreement does not confer upon Participant any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate Participant’s employment at any time.
     12. Change in Capital Structure. In accordance with the terms of the Plan, the terms of this award shall be adjusted as the Committee determines is equitably required in the event (a) the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, or (b) there occurs any other event which, in the judgment of the Committee necessitates such action.
     13. Confidentiality. Participant agrees that, as a condition of receiving the Restricted Stock, Employee shall not, unless otherwise required by law, discuss or otherwise disclose to any person or entity any information contained in this Award, including but not limited to fact that Participant received the Award and the number of shares of Restricted Stock granted herein.
     14. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.
     15. Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United

States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	NII Holdings, Inc. 1875 Explorer Street, Suite 1000 Reston, VA 20190 Attn: Gary D. Begeman, Vice President, General Counsel and Secretary

If to Participant:

Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.
     16. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern. All reference herein to the Plan shall mean the Plan as in effect on the Award Date.
     17. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
     18. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf as of the ___day of                     , ___, and the Participant has affixed his signature hereto.

NII HOLDINGS, INC.
By
Gary D. Begeman
Vice President, General Counsel and Secretary

PARTICIPANT

Dated:

STOCK POWER
     The undersigned hereby sells, assigns and sets over to NII Holdings, Inc. (the “Company”)                     shares of Common Stock pursuant to the provisions of Section 7 of the Restricted Stock Award Agreement between the Company and the undersigned.